UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act 1934

Date of Report (Date of earliest event reported): September 5, 2007

AVP, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)
005-79737	98-0142664
(Commission File Number)	(IRS Employer Identification No.)
6100 Center Drive, Suite 900, Los Angeles, CA	90045
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(310) 426-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02     Termination of a Material Definitive Agreement.

On September 5, 2007, AVP, Inc., a Delaware corporation (the “Company”) and AVP Holdings, Inc. and AVP Acquisition Corp., affiliates of Shamrock Holdings, Inc. (“Shamrock”), mutually agreed to terminate the Agreement and Plan of Merger (the "Merger Agreement"), which the parties entered into on April 5, 2007.

Under the terms of the Merger Agreement, AVP Acquisition Corp. was to be merged with and into AVP, with AVP continuing as the surviving corporation. Upon consummation of the merger, each outstanding share of Company common stock was to be cancelled and converted into the right to receive $1.23. The total value of the transaction was approximately $36.9 million. The transaction was expected to close in late September 2007, but was subject to certain customary terms and conditions, including stockholder approval. It had become apparent to both Shamrock and AVP that a substantial number of the stockholders of AVP would not vote their shares to approve the transaction. As a result, both parties decided to terminate the Merger Agreement rather than risk substantial additional expenses related to proceeding with the transaction. AVP will not pay any “breakup fee” to Shamrock or any Shamrock affiliates. It was agreed, however, that AVP will reimburse certain expenses related to the transaction incurred by AVP Holdings, Inc.

The Termination of Agreement and Mutual Release entered into by the parties is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The press release announcing the termination of the Merger Agreement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On September 6, 2007, AVP, Inc. announced the first-ever indoor beach volleyball national tour with the 2008 AVP Hot Winter Nights Tour.

The press release announcing the 2008 AVP Hot Winter Nights Tour is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1
Termination of Agreement and Mutual Release made and entered into as of the 5th day of September 2007, by and between, AVP, Inc., Shamrock Capital Growth Fund II, L.P., AVP Holdings, Inc. and AVP Acquisition Corp.

99.1	Press Release issued by AVP, Inc. dated September 6, 2007.

99.2	Press Release issued by AVP, Inc. dated September 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVP, INC.

By:	/s/ Leonard Armato
Name:	Leonard Armato
Title:	Chairman and Chief Executive Officer

Dated: September 10, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1
Termination of Agreement and Mutual Release made and entered into as of the 5th day of  September 2007, by and between, AVP, Inc., Shamrock Capital Growth  Fund II, L.P., AVP Holdings, Inc. and AVP Acquisition Corp.

99.1	Press Release issued by AVP, Inc. dated September 6, 2007.

99.2	Press Release issued by AVP, Inc. dated September 6, 2007.